UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2009

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

On April 29, 2009, Four Oaks Fincorp, Inc. (the “Company”), its wholly-owned subsidiary, Four Oaks Bank & Trust Company (the “Bank”), and Nuestro Banco (“Nuestro”) entered into a definitive merger agreement (the “Agreement”), pursuant to which Nuestro will merge with and into the Bank (the “Merger”).

Under the terms of the Agreement, the Company has agreed to acquire all outstanding shares of Nuestro’s capital stock in exchange for approximately 357,099 shares of the Company’s common stock, par value $1.00 per share.  At the effective time of the Merger, each share of Nuestro capital stock will be cancelled in exchange for the right to receive 1.0 share of the Company’s common stock multiplied by an exchange ratio of 0.2697 on and subject to the terms and conditions contained in the Agreement.  The Company will also assume each option to purchase Nuestro capital stock that is outstanding and unexercised immediately prior to the effective time of the Merger.  Subject to each holder of a warrant to purchase Nuestro capital stock providing a written termination of his or her warrant prior to the effective time of the Merger, each issued and outstanding warrant to purchase Nuestro capital stock will be canceled in exchange for the right to receive a warrant to purchase that number of shares of the Company’s common stock equal to the number of Nuestro shares underlying the cancelled warrant immediately prior to the effective time of the Merger multiplied by an exchange ratio of 0.2697.

The per share exercise price of each warrant to purchase the Company’s common stock will be equal to the per share exercise price of the applicable replaced warrant to purchase Nuestro capital stock divided by the exchange ratio.  Each warrant may be exercised at any time commencing after the date of issuance, but not later than 5:00 p.m. on October 12, 2017, by the holder presenting and surrendering the warrant to the Company with a duly executed election notice and payment of the aggregate purchase price specified either in cash or by a net exercise method.  The issuance of common stock of the Company upon exercise of a warrant is conditional upon the availability of an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

It is intended that the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.  The completion of the Merger is subject to approval by Nuestro’s shareholders and the Company as sole shareholder of the Bank, regulatory approvals, and normal and customary closing conditions.  At the same time that the Agreement was signed, officers, directors, and certain shareholders of Nuestro entered into an agreement with the Company and the Bank pursuant to which each such person agreed, among other things, to vote his or her shares in favor of the Merger. The Merger is expected to close in the third quarter of 2009.  Under the terms of the Agreement, the Bank also has agreed to engage Jeanne Mauney, Nuestro’s Chief Financial Officer, as Financial Specialist.

The shares of the Company’s common stock to be issued as consideration in the Merger and the warrants to purchase the Company’s common stock are expected to be issued in reliance on an exemption from registration under Section 3(a)(10) of the Securities Act for the issuance and exchange of securities approved, after a public hearing upon the fairness of the terms and conditions of the exchange, by a state commission authorized by law to grant such approval.  The Company intends to apply for such a fairness hearing before the North Carolina Secretary of State in accordance with Section 78A-30 of the North Carolina Securities Act.  If an order of approval is not forthcoming, the parties are not obligated to proceed with the transaction unless they determine there is an available exemption from registration accompanied by appropriate representations from Nuestro’s shareholders.

The above description of the Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby.   Copies of the Agreement and a list of schedules omitted from the Agreement are included as Exhibits 2.1 and 2.2, respectively, to this report and incorporated herein by reference.

On April 30, 2009, the parties to the Agreement issued a joint press release announcing the execution of the Agreement.  A copy of the joint press release is included as Exhibit 99.1 to this report and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Information in this report or in the information filed or furnished with this report contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation the possibility that fewer than the required number of Nuestro shareholders vote to approve the Merger; the occurrence of events that would have a material adverse effect on Nuestro, the Company, or the Bank as described in the Agreement, including the risk of adverse operating results or delays in obtaining or failure to receive required regulatory approvals; the risk that the Agreement could be terminated under circumstances that would require Nuestro to pay a termination fee of $175,000 to the Bank prior to terminating the Agreement and an additional $125,000 if certain transactions are consummated within 12 months after such termination; the risk that the Merger will not be consummated; the actual operations of the acquired business after the acquisition; the ability of the Bank to integrate the operations of Nuestro into its operations; and other uncertainties arising in connection with the proposed Merger. Additional factors that could cause actual results to differ materially are discussed in documents filed with the Securities and Exchange Commission  by the Company from time to time, including without limitation Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Except as required by law, the Company does not undertake a duty to update this information.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated April 29, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco
2.2	List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above
99.1	Joint Press Release, dated April 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:	/s/ Nancy S. Wise
Nancy S. Wise
Chief Financial Officer

Date:  May 1, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated April 29, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco
2.2	List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above
99.1	Joint Press Release, dated April 30, 2009